UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2024

GALERA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39114	46-1454898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Liberty Blvd #230

Malvern, PA 19355

(Address of principal executive offices) (Zip Code)

(610) 725-1500

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GRTX	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 17, 2024, Galera Therapeutics, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). A total of 32,061,280 shares of common stock were present online or represented by proxy at the Special Meeting, representing approximately 58.94% percent of the Company’s outstanding common stock as of the August 27, 2024 record date. The following are the voting results for the proposals considered and voted upon at the Special Meeting, all of which were described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 3, 2024.

Proposal 1 — The approval of the liquidation and dissolution of the Company and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which, if approved, would authorize the board of directors of the Company (the “Board”) to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”).

Votes FOR	Votes AGAINST	Abstentions	Broker Non- Votes
13,938,893	18,075,579	46,808	0

Proposal 2 — To adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Dissolution Proposal.

Votes FOR	Votes AGAINST	Abstentions	Broker Non- Votes
14,036,711	17,977,422	47,147	0

Based on the foregoing votes, Proposal 1 and Proposal 2 were not approved by the Company’s stockholders. The Board will continue to explore what, if any, alternatives are available for the future of the Company in light of its discontinued business activities and lack of resources.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALERA THERAPEUTICS, INC.

Date: October 18, 2024	By:	/s/ J. Mel Sorensen, M.D.
J. Mel Sorensen, M.D.
President and Chief Executive Officer